UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016 (November 25, 2016)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Financing Commitment for MBIA Insurance Corp.

MBIA Inc. (the “Company”) today announced that its wholly-owned subsidiary, MBIA Insurance Corp. (“MBIA Corp.”), has accepted a binding commitment letter dated November 25, 2016, with certain holders (the “Holders”) of 14% Fixed-to-Floating Rate Surplus Notes of MBIA Corp., and with the Company, pursuant to which the Holders or their affiliates (collectively, the “Senior Lenders”) have agreed to provide senior financing and the Company has agreed to provide subordinated financing (the Senior Lenders and the Company being referred to herein as, the “Lenders”) in the amounts and on the terms described below to MBIA Corp. MBIA Corp. will use the net proceeds of the financing to pay an anticipated claim (the “Zohar II Claim”) on its insurance policy (the “Zohar II Policy”) insuring certain notes (the “Zohar II Notes”) issued by Zohar II 2005-1 Limited and Zohar II 2005-1 Corp. (“Zohar II”) on January 20, 2017 (the “Zohar Maturity Date”). The closing of the financing is subject to, among other things as described below, MBIA Corp. acquiring Zohar II Notes with an outstanding principal amount of $347 million from Assured Guaranty (such Zohar II Notes, the “Assured Zohar II Notes”) pursuant to the Share Purchase Agreement dated as of September 29, 2016 (the “SPA”) by and between MBIA UK (Holdings) Limited (“MBIA UK Holdings”) and Assured Guaranty Corporation (“Assured”). Under the SPA, MBIA UK Holdings agreed to exchange its shares of MBIA UK Insurance Limited (“MBIA UK”) plus $23 million in cash for the Assured Zohar II Notes (the “Sale Transaction”). The Sale Transaction is subject to certain closing conditions, including the receipt of regulatory approvals from the Prudential Regulation Authority, the Financial Conduct Authority of the United Kingdom, the New York State Department of Financial Services (“NYSDFS”) and the Maryland Insurance Administration.

In connection with the financing, a bankruptcy remote special purpose entity (“NewCo”) will be organized to act as the direct borrower from the Senior Lenders and from the Company. The Senior Lenders will purchase senior notes issued by (or make senior loans to) NewCo (the “Insured Senior Notes”) with an aggregate principal amount of up to $325 million, and the Company will purchase subordinated notes issued by (or make subordinated loans to) NewCo (the “Insured Subordinated Notes” and together with the Insured Senior Notes, the “NewCo Notes”) with an aggregate principal amount of $38 million. The NewCo Notes and the MBIA Corp. Policies (defined below) will not be subject to any transfer restrictions. The Company will also commit to purchase up to an additional $50 million principal amount of Insured Subordinated Notes from NewCo (the “Additional Subordinated Notes” ), if needed by MBIA Corp. to provide additional liquidity to MBIA Corp. to pay claims or for other purposes. The Company currently owns Zohar II Notes with an outstanding principal amount of $38 million, which the Company expects to be paid on the Zohar Maturity Date, subject to the consummation of the financing contemplated under the Facility (as defined below).

NewCo will enter into a loan agreement with MBIA Corp. (the “MBIA Loan Agreement”; and the loans thereunder, the “MBIA Loans”) pursuant to which it will immediately lend the proceeds of any NewCo Notes to MBIA Corp. MBIA Corp. will issue financial guaranty insurance policies (the “MBIA Corp. Policies”) insuring scheduled payments on the Insured Senior Notes and Insured Subordinated Notes. The NewCo Notes and the MBIA Loans are referred to herein as the “Facility.”

MBIA Corp. will use the net proceeds of the loans made under the MBIA Loan Agreement on the closing date of the Facility, together with approximately $60 million from its own resources (the “MBIA Corp. Payment”), to pay the Zohar II Claim on the Zohar Maturity Date. The MBIA Corp. Payment and the amount of the Insured Senior Notes will be reduced by any cash proceeds received by MBIA Corp. prior to the closing of the Facility from the auction of the assets owned by Zohar CDO 2003-1, Limited (“Zohar I”), which is scheduled to be completed by December 3, 2016. There is no assurance that such auction will be completed by such date or that MBIA Corp. will receive any cash proceeds from the auction.

The Facility will be secured by a first priority security interest in all of MBIA Corp.’s right, title and interest in (1) MBIA Corp.’s rights to reimbursement, recovery, salvage or subrogation with respect to the claim it paid under its policy insuring the class A-1 and A-2 notes (the “Zohar I Notes”) issued by Zohar I, (2) MBIA Corp.’s Zohar I Notes and related subrogation rights, (3) MBIA Corp.’s rights to reimbursement, recovery, salvage or subrogation with respect to any claim paid by MBIA Corp. under its policy insuring the Zohar II Notes, (4) MBIA Corp.’s Assured Zohar II Notes and related subrogation rights, (5) MBIA Corp.’s rights as a party to, or third-party beneficiary under, any Zohar I or Zohar II indenture, supplemental indenture, insurance and indemnity agreement or other legal documentation, (6) any other rights or remedies inuring to the benefit of MBIA Corp. in connection with Zohar I or Zohar II, whether arising under contract or tort, and (7) with respect to (1)-(6) above, any recoveries MBIA Corp. acquires from any source in connection with such rights (collectively, including any proceeds thereof, the “Collateral”).

The Insured Senior Notes will have a first lien on the Collateral, and the Insured Subordinated Notes will have a second lien on the Collateral. Any amounts due the Company in respect of the Insured Subordinated Notes or from the MBIA Corp. Policies insuring the Insured Subordinated Notes will be subordinated to payment in full of the Insured Senior Notes until the amounts owed to the Senior Lenders in respect of the Insured Senior Notes have been paid in full.

The NewCo Notes and the MBIA Loans will mature on January 20, 2020 and will bear interest at 14% per annum, payable quarterly in arrears. Interest on the NewCo Notes will be payable in cash, but may be payable in kind at the option of MBIA Corp. to the extent that recoveries on the Collateral and the Cash Sweep (referred to below) is less than the accrued but unpaid interest.

If at the end of any fiscal quarter, MBIA’s “Available Liquidity” (as defined in the Facility) exceeds $150 million and MBIA Corp.’s “Statutory Surplus” (as defined in the Facility) exceeds $250 million, MBIA Corp. will make a payment on the MBIA Loans in the amount by which the Available Liquidity exceeds $150 million, except that during the first 18 months after the closing of MBIA Loans, the payment will be limited to the amount of the accrued but unpaid interest. This payment, which is referred to as the “Cash Sweep,” will be subject to approval, or non-disapproval, of the NYSDFS. Also, MBIA Corp. will be required to apply any recoveries in respect of the Collateral to the repayment of the MBIA Loans, except that during the first 18 months after closing of the MBIA Loans, MBIA Corp. may elect to place the amount of any recovery in excess of accrued interest in an interest bearing account subject to the liens in favor of the Senior Lenders in lieu of the payment of principal on the MBIA Loans. Any repayment of principal on the MBIA Loans during the first 18 months will be subject to a declining make-whole payment, calculated as a percentage of the principal amount being repaid. At any time that the MBIA Loans are repaid, NewCo is required to apply the repayment first to the payment of interest and principal on the Insured Senior Notes and, after the Insured Senior Notes are paid in full, to the payment of the Insured Subordinated Notes, subject to certain reimbursements payable to MBIA Corp.

The issuance of the NewCo Notes will be subject to satisfaction of certain conditions including, but not limited to, (i) consummation of the Sale Transaction; (ii) receipt of any required regulatory approvals; (iii) that neither the Company nor MBIA Corp. has entered into a bankruptcy or rehabilitation or similar proceeding; (iv) no new information shall have been obtained by or made reasonably available to the Senior Lenders, and no fact, condition or event shall occur or exist, that would, individually or in the aggregate, reasonably be expected to (a) result in, or constitute, a material adverse effect on MBIA Corp., Zohar I or Zohar II or the Collateral or (b) indicate that the Collateral would reasonably be expected to be inadequate to secure the repayment of the Facility; (v) no new evidence of intentional fraud of Zohar I or Zohar II, or of related persons in respect thereof; (vi) if the sale of Zohar I assets is completed before funding, the sum of all accepted credit bids by MBIA and successful cash bids must equal or exceed the size of MBIA’s claim against Zohar I; (vii) execution of final documentation; and (viii) closing of the transaction no later than January 20, 2017.

The Facility will contain customary and other representations and warranties and affirmative, negative and financial covenants and events of default.

MBIA Corp. has agreed to pay a commitment fee to the Senior Lenders, a portion of which may be financed by the issuance of additional Insured Senior Notes. MBIA Corp. has also agreed to pay a termination fee to the Senior Lenders in the event the amount of the Insured Senior Notes issued is less than $325 million, or if the commitment of the Senior Lenders is terminated, including for failure of the parties to agree on definitive documentation after good faith negotiations. Closing of the Facility is expected to occur no earlier than January 1, 2017 and no later than January 20, 2017.

Management of the Company and MBIA Corp. believe that the closing of the Facility and the Sale Transaction, together with the MBIA Corp. Payment, will enable MBIA Corp. to successfully address its insurance obligations relating to the Zohar II Policy. There is no assurance, however, that closing of the Facility or the Sale Transaction will be consummated. If the closing of the Facility and the Sale Transaction are not consummated, MBIA Corp. will not have sufficient liquid assets to pay the Zohar II Claim. If the NYSDFS concludes at any time that the closing of the Facility or the Sale Transaction will not be consummated and that MBIA Corp. will not be able to restructure or otherwise satisfy its obligations under the Zohar II Notes on terms satisfactory to the NYSDFS, while maintaining sufficient assets to readily pay other policyholder claims, the NYSDFS would likely put MBIA Corp. into a rehabilitation or liquidation proceeding under Article 74 of the New York Insurance Law (“NYIL”) and/or take such other actions as the NYSDFS may deem necessary to protect the interests of MBIA Corp.’s policyholders. The determination to commence such a proceeding or take other such actions is within the exclusive control of the NYSDFS. The NYSDFS enjoys broad discretion in this regard, and any determination they may make would not be limited to consideration of the matters described above. No assurance is given as to what action, if any, the NYSDFS may take.

MBIA Corp. is engaged in preliminary contingency planning discussions with the NYSDFS with respect to a potential rehabilitation proceeding in the event that the closing of the Facility and the Sale Transaction cannot be consummated or if it cannot otherwise restructure the Zohar II Notes.

Given the separation of the Company and MBIA Corp. as distinct legal entities, the absence of any material intercompany lending agreements or cross defaults between the entities, and the lack of reliance by the Company on MBIA Corp. for the receipt of dividends, neither the Facility nor the Sale Transaction are expected to have a material impact on the Company’s financial position and results of operations. The Company concluded, however, that from an investment perspective the return and risk profile of the subordinated financing to be provided by the Company were acceptable, taking into account the economic terms of and substantial level of collateral that will secure the subordinated financing provided by the Company and the expected payment at maturity of the Zohar II notes owned by the Company, and that it was in the Company’s interest to purchase the Insured Subordinated Notes and, if needed, the Additional Subordinated Notes for the purposes described above. There is no assurance that the Company will provide any financing to MBIA Corp. in addition to the financing that Company has agreed to provide under the Facility, and no such additional financing is contemplated. Any evaluation by the Company whether to provide any additional financing to MBIA Corp. in the future will depend on the circumstances at the time and an analysis by the management and board of directors of the Company whether any such additional financing is in the best interest of the Company and its stockholders.

Promptly following the maturity of the Zohar II Notes, MBIA Corp. will evaluate strategic options and potential transactions that would maximize present value creation for the holders of its Surplus Notes. MBIA Corp. would seek to implement any such option that it deems reasonably appropriate in a timely manner while continuing to meet its obligations to all of its policyholders. There can be no assurance MBIA Corp. will engage in any such transaction.

A copy of the press release issued by the Company, dated November 28, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with their evaluation of the Facility, the Senior Lenders were provided with a presentation containing certain information about MBIA Corp. and the Collateral, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release issued by MBIA Insurance Corporation, dated November 28, 2016.

99.2 Presentation containing certain information about MBIA Corp. and the Collateral

Forward-Looking Statements

The information contained in this Current Report should be read in conjunction with our filings made with the Securities and Exchange Commission. This report includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress, the possibility that MBIA Insurance Corporation will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National Public Finance Guarantee Corporation and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: November 28, 2016

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated November 28, 2016

99.1 Press Release issued by MBIA Insurance Corporation, dated November 28, 2016.

99.2 Presentation containing certain information about MBIA Corp. and the Collateral